QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.            )

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
LOEHMANN'S HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT REMINDER!
PLEASE VOTE TODAY
ON THE PROPOSED MERGER

                                                                                             October 4, 2004

Dear Loehmann's Stockholder:

        We have previously mailed you proxy materials relating to the Special Meeting of Stockholders of Loehmann's Holdings Inc. to be held on Wednesday, October 13, 2004 to consider and vote upon the proposed merger as described in Loehmann's proxy statement dated September 2, 2004. Your vote is important regardless of how many shares you hold.

        The special stockholders meeting to vote on the merger is less than two weeks away. Please take a moment to submit your vote. Remember, because approval of the merger requires the approval of a majority of the outstanding shares, not voting is the equivalent of a vote "Against" the merger proposal. If you have not already done so, please vote your Loehmann's shares today.

        Please see the information on the reverse side of this letter under "Additional Information" which amends and supplements the information contained in Loehmann's proxy statement dated September 2, 2004.

        Thank you for your cooperation and continued support.

Sincerely,

Robert N. Friedman President and Chief Executive Officer

        The Loehmann's board of directors recommends that you vote FOR approval and adoption of the merger agreement and the related merger using one of the following simple methods:

  1.
  Vote by Telephone.    Call the toll-free number listed for this purpose on your voting form. Have your control number listed on the form ready and follow the simple instructions.

  2.
  Vote by Internet.    Go to the website listed on your voting form. Have your control number listed on the form ready and follow the simple instructions.

  3.
  Vote by Mail.    Mark, sign, date and return the enclosed proxy or voting form in the postage-paid return envelope provided.

PLEASE VOTE TODAY

ADDITIONAL INFORMATION

FINANCING OF THE MERGER

        The following information supplements the section captioned "Special Factors—Financing of the Merger" contained in Loehmann's proxy statement dated September 2, 2004, which we refer to as the Proxy Statement, and should be read in conjunction with such section:

        Loehmann's Capital Corp., a special purpose corporation which we refer to as LCC, has priced its private placement of $55,000,000 aggregate principal amount of 12% senior secured class A fixed rate notes due 2011, $20,000,000 aggregate principal amount of senior secured class A floating rate notes due 2011 and $35,000,000 aggregate principal amount of 13% senior secured class B fixed rate notes due 2011, which we refer to collectively as the Notes. The Notes will mature on October 1, 2011 unless previously redeemed. The offering is subject to customary closing conditions and is expected to close on October 12, 2004. The net proceeds of the offering will be held in escrow pending completion of the merger and will be used to partially fund the previously announced, proposed acquisition of Loehmann's by Designer Apparel Holding Company, which we refer to as DAHC.

        The Notes are being offered pursuant to Rule 144A under the Securities Act of 1933, as amended, which we refer to as the Securities Act. The private offering is only being made to qualified institutional buyers, as defined under Rule 144A of the Securities Act ("QIBs") and qualified purchasers, as defined in the Investment Company Act of 1940 ("Qualified Purchasers").

        The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes may only be sold to entities that are both QIBs and Qualified Purchasers. This disclosure shall not constitute an offer to sell or a solicitation of an offer to buy the Notes.

        Alpine Associates, A Limited Partnership, has advised Loehmann's that it and/or certain of its affiliates intend to purchase up to $10,000,000 of the Notes.

        As a result of the pricing of the private offering of the Notes, DAHC does not intend to pursue the financing contemplated by the debt commitment letter received from The CIT Group/Business Services, Inc., The CIT Group/Commercial Services, Inc., which we refer to collectively as CIT, and Silver Point Finance, LLC or the additional mezzanine funds as described in the Proxy Statement. It is still expected that CIT will provide Loehmann's Operating Co. with a secured revolving credit facility of up to $35,000,000 through a special purpose corporation and a vendor line of credit, in each case as described in the Proxy Statement.

*    *    *

        This document contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.

QuickLinks

ADDITIONAL INFORMATION
FINANCING OF THE MERGER